Exhibit 99.1
Earthstone Energy Announces Results of Borrowing Base
Redetermination and Updates Debt Balance

Borrowing Base set at $275 million;
Total debt outstanding reduced by 11% to $152 million

The Woodlands, Texas, April 1, 2020 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “our” or “we”) announced today that the regularly scheduled redetermination of the borrowing base under its senior secured revolving credit facility (“Credit Facility”) has been completed with the borrowing base now set at $275 million, representing a 15% decrease from the previous borrowing base of $325 million. The next regularly scheduled redetermination of the borrowing base is on or around November 1, 2020.

The Company also has provided an update on its debt balance. As of March 31, 2020, the Company had outstanding borrowings under its Credit Facility of $152 million, which represents a reduction of 11% compared to the $170 million in outstanding borrowings as of December 31, 2019. The Company’s only debt is borrowings under the Credit Facility.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “Earthstone remains well positioned in terms of liquidity and debt levels despite the recent dramatic drop in commodity prices. As recently announced, we have reduced our 2020 capital program by 67% and expect to generate free cash flow beginning in the second quarter that we will use to reduce borrowings under our credit facility. We continue to carefully manage our financial position and operations in this challenging time within our industry and beyond. We are very appreciative to have the continued support of our bank syndicate and look forward to continuing our partnership with them.”

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties. The Company’s primary assets are located in the Midland Basin of west Texas and the Eagle Ford trend of south Texas. Earthstone is traded on the NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Non-GAAP Measure

Free cash flow is a non-GAAP measure mentioned above that we use as an indicator of our ability to either fund our development activities or reduce outstanding borrowings. We define free cash flow as Adjusted EBITDAX, less interest expense, less accrual-based capital expenditures. We define Adjusted EBITDAX as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense;

depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash); and income tax expense (benefit).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President - Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com